AMENDMENT TO SCHEDULE C
                                     OF THE
                               CUSTODIAN AGREEMENT


                     PORTFOLIOS OF PBHG FUNDS (the "Trust")


         This Schedule C to the Custodian Agreement (the "Agreement") dated February 26, 2002, as amended, by and between Wachovia Bank, National Association (formerly, First Union National Bank) and the Trust, is amended as of the date written below to add the PBHG Small Cap Value Fund and the PBHG Intermediate Fixed Income Fund to the Agreement:

PBHG Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Growth Fund
PBHG Technology & Communications Fund
PBHG Emerging Growth Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Fund
PBHG Mid-Cap Fund
PBHG Small Cap Fund
PBHG Strategic Small Company Fund
PBHG Focused Fund
PBHG REIT Fund
PBHG Clipper Focus Fund
PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation Fund
PBHG Small Cap Value Fund
PBHG Intermediate Fixed Income Fund


Dated:  July 14, 2003


PBHG Funds                                  Wachovia Bank, National Association


By: /s/ Lee T. Cummings                     By: /s/ Gregory P. Guim

Title:  Treasurer                           Title: Assistant Vice President